U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ANTs software inc.
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

       0-16299                                            13-3054685
------------------------                      --------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

801 Mahler Road, Suite G, Burlingame, CA                                 94010
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(Address of Principal Executive Offices)                              (Zip Code)

                    ANTs software.com 2000 Stock Option Plan
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                              (Full Title of Plan)

   The Corporate Law Group, 500 Airport Blvd., Suite 120, Burlingame, CA 94010
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                     (Name and address of agent for service)

                                 (650) 227-8000
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          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

================================================================================
Title              Amount           Proposed       Proposed        Amount of
Of                 To Be            Maximum        Maximum         Registration
Shares To Be       Registered (1)   Offering       Aggregate       Fee
Registered                          Price Per      Offering
                                    Share          Price (2)
================================================================================

Common Stock       1,950,000        $ 3.2675       $ 6,371,711     $ 1,592.93
Par Value $.0001

      (1) Includes 1,870,889 shares of the Registrant's common stock, par value $.0001 per share (the "Common Stock"), which may be offered pursuant to the Registrant's 2000 Stock Option Plan (the "2000 Plan") and options to purchase 79,111 shares of Common Stock, previously issued under the Plan to directors, officers, advisors, consultants and staff to the Company.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), and computed on the basis of the exercise prices of options issued under the 2000 Plan for up to 79,111 shares of Common Stock, and the closing price of the Common Stock traded on the Over the Counter Bulletin Board, (the "OTCBB") on June 1, 2001, which was $3.30 per share for the 1,870,889 remaining shares of Common Stock reserved under the 2000 Plan.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENT ON FORM S-8
                                  NO. 333-46766

      Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8, Registration No. 333-46766 filed by the Company with the Securities and Exchange Commission on September 27, 2000 are incorporated by reference herein with such modifications as are set forth below.

      An amendment to the 2000 Plan approved by the Board in March 2001 and approved by the stockholders in April 2001, increased the number of shares of the Registrant's Common Stock authorized for issuance under the 2000 Plan from 2,000,000 shares to 3,950,000 shares.

                                    EXHIBITS

            3.1 Amended and Restated Certificate of Incorporation of the Registrant attached as Exhibit 3.1 to the Company's 10-KSB filed on March 22, 2001, is hereby incorporated by reference.

            4 Registrant's 2000 Stock Option Plan attached as Exhibit 10.1 to the Company's 10-KSB filed on March 22, 2001, is hereby incorporated by reference.

            5     Opinion re Legality.

            24.1  Letter of Consent from Farber & Hass, LLP.

            24.2  Letter of Consent from The Corporate Law Group (included in
                  Exhibit 5).

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 4, 2001.

                                    ANTS SOFTWARE INC.


                                    By:/s/ Francis K. Ruotolo
                                       -------------------------------------
                                       Francis K. Ruotolo
                                       Chairman, Chief Executive Officer and
                                       President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities effective as of the date indicated.


Dated: June 4, 2001                 By:/s/ Francis K. Ruotolo
                                       --------------------------------------
                                       Francis K. Ruotolo
                                       Chairman, Chief Executive Officer and
                                       President


Dated: June 4, 2001                 By:/s/ Michael O'Connor
                                       --------------------------------------
                                       Michael O'Connor
                                       Interim Chief Financial Officer


                                    DIRECTORS


                                    By:/s/ Francis K. Ruotolo
                                       --------------------------------------
                                       Francis K. Ruotolo, Chairman of the Board
                                       Of Directors

                                    Date June 4, 2001
                                        -------------------------------------

                                    By:/s/ Papken S. Der Torossian
                                       --------------------------------------
                                       Papken S. Der Torossian, Director

                                    Date June 4, 2001
                                        -------------------------------------

                                    By:/s/ Homer G. Dunn
                                       --------------------------------------
                                       Homer G. Dunn, Director

                                    Date June 4, 2001
                                        -------------------------------------


                                    By:/s/ John R. Gaulding
                                       --------------------------------------
                                       John R. Gaulding, Director

                                    Date June 4, 2001
                                        -------------------------------------


                                    By:/s/ Thomas Holt
                                       --------------------------------------
                                       Thomas Holt, Director

                                    Date June 4, 2001
                                        -------------------------------------


                                    By:/s/ Richard J. Lee
                                       --------------------------------------
                                       Richard J. Lee, Director

                                    Date June 4, 2001
                                        -------------------------------------


                                    By:/s/ Clive G. Whittenbury
                                       --------------------------------------
                                       Clive G. Whittenbury, Director

                                    Date June 4, 2001
                                        -------------------------------------

                                INDEX TO EXHIBITS

Exhibit
Number        Description

3.1 Amended and Restated Certificate of Incorporation of the Registrant attached as Exhibit 3.1 to the Company's 10-KSB filed on March 22, 2001, is hereby incorporated by reference.

4 Registrant's 2000 Stock Option Plan attached as Exhibit 10.1 to the Company's 10-KSB filed on March 22, 2001, is hereby incorporated by reference.

5             Opinion re Legality.

24.1          Letter of Consent from Farber & Hass, LLP.

24.2          Letter of Consent from The Corporate Law Group (included in
              Exhibit 5).